EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Evergreen Solar Inc. of our report dated February 26, 2007 relating to the financial statements of EverQ GmbH which appears in Evergreen Solar Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2006 as filed on April 30, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pricewaterhouse Coopers AG
PricewaterhouseCoopers AG
Leipzig, Germany
May 14, 2007